UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On February 16, 2016, Second Sight Medical Products, Inc. (the “Company”) announced the publication of a positive 3-year FLORA®  study in the Australian journal Clinical And Experimental Optometry for the Argus® II Retinal Prosthesis System. The purpose of this study was to assess the functional visual abilities of 26 blind patients and how they use the Argus II to complete a series of common activities of daily living.

The Functional Low-Vision Observer Rated Assessment (FLORA®), a multi-part instrument that was developed specifically for use in patients implanted with a retinal prosthesis who suffer from profound loss of vision or blindness indicated that 24 of 35 tasks (69%) showed a statistically significant improvement in outcome with the Argus II device “ON” versus “OFF” while only two tasks (6%) showed a decrease in outcome. Nine tasks (26%) showed no significant change. Future enhancements to the Argus II currently being developed by the company will focus on external hardware improvements and software upgrades so that current Argus II users may have the opportunity to benefit from the continually advancing technology.

A copy of the press release entitled “Second Sight Announces Publication of Positive Results in 3-Year FLORA®  Study of the Argus II” is attached to this report as Exhibit 99.1 and is incorporated herein by this reference. The above description of this study is qualified in its entirety by reference to that exhibit.

Exhibit No.	Description

99.1	Press Release issued February 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer

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